CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Brown Advisory Funds with respect to the Brown Advisory Global Leaders Fund.

                                                                     /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
May 7, 2015